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                                  EXHIBIT 10.6


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                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (hereinafter called "Amendment") made and entered into this 30th day of August, 1996, by and between IMAGE INDUSTRIES, INC., a Delaware corporation (hereinafter called the "Company"), H. STAN PADGETT, a resident of Georgia (hereinafter called "Employee") and THE MAXIM GROUP, INC., a Delaware corporation (hereinafter called "Maxim").

                               W I T N E S S E T H

         WHEREAS, Employee and Company entered into an Employment Agreement dated July 30, 1993 (the "Employment Agreement"), which the parties wish to hereby amend, and

         WHEREAS, the Company and Maxim have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated May 31, 1996 whereby the Company would become a wholly owned subsidiary of Maxim and which contemplates that Employee will continue to serve as President and Chief Executive Officer of the Company and also serve in certain capacities with Maxim, all as set forth herein.

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable considerations the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. DUTIES. Section 2 of the Employment Agreement is hereby amended by adding thereto the following:

         "Without limitation of the foregoing, the Company hereby delegates to the Employee (subject to the exercise by the Board of Directors of the Company of its fiduciary duties in respect of such matters) the following additional rights and responsibilities during the Term: primary responsibility for directing all business activities of the Company, including implementation of the Company's annual business plan implementation of the Company's expenditures plan including the Company's 1997 Capital Expenditure Plan, overseeing the hiring and firing of all employees of the Company, directing the Company's carpet manufacturing and PET recycling operations, and all other aspects of the business of the Company not expressly reserved by contract or law to the Board of Directors of the Company. Employee acknowledges the Board of Directors reserves the right to, among other things, set all bonuses for employees of the Company, if any, dictate capital expenditures subsequent to the period noted above, set compensation for Employee other than as required hereby, and offer employment agreements to the Company's employees. The Company hereby represents and warrants that the Company's 1997 Capital Expenditure Plan has been approved by the Company's Board of Directors, and will not be amended without the consent of the Employee.

         2. BASE SALARY. Section 3(a) of the Agreement is hereby amended by (i) deleting therefrom the term "Two Hundred Fifty Thousand Dollars ($250.000)" and substituting therefor the term "Two Hundred Ninety Five Thousand Dollars ($295,000)"; and (ii) amending the second



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sentence thereof to read, in its entirety: "For purposes hereof, the term "year"
shall mean the consolidated fiscal year of the Company and its parent corporation, The Maxim Group, Inc."

         3. CHANGE OF CONTROL. Section 4.2 of the Agreement shall be amended by adding thereto the following sentence:

         "For purposes of this Section 4.2: (i) the term "Company" shall mean either of the Company or its parent corporation, The Maxim Group, Inc., for so long as not less than 50% of the outstanding voting securities of the Company are owned by Maxim; and (ii) the transaction pursuant to which Maxim has initially acquired ownership of all the outstanding voting stock of the Company shall not constitute a "change of control" for purposes of this Agreement."

         4. TERM. Section 6 of the Agreement is hereby amended by deleting therefrom the term "three (3) years" and substituting therefor the term "five
(5) years".

         5. PROPRIETARY INFORMATION; INVENTIONS IN THE FIELD. Section 8 of the Agreement is hereby amended by adding thereto the following subsection 8.5:

         "8.5 Definition. For purposes of this Section 8, the term
         "Company" shall mean each of the Company and its parent corporation, The Maxim Group, Inc."

         6. PROTECTIVE COVENANTS. Section 9 of the Agreement is hereby amended by adding thereto the following subsection 9.4:

         "9.4 For purposes of this Section 9, the term "Company" shall mean both the Company and its parent corporation, The Maxim Group, Inc."

         7. REMEDIES. Section 10 of the Agreement is hereby amended by adding thereto the following sentence:

         "For purposes of this Section 10, the term "Company shall mean both the Company and its parent corporation, The Maxim Group, Inc."

         8. COVENANTS OF MAXIM. The Agreement is hereby further amended by adding thereto the following Section 13:

         "13.     Covenants of Maxim.

                  13.1 Guaranty of Maxim. Maxim hereby guarantees the obligations of the Company hereunder.

                  13.2 Election as Officer of Maxim. During the Term of this agreement, Maxim shall cause the Employee to be elected as a Senior Executive Vice President of Maxim.

                  13.3 Board Participation. Throughout the Term hereof, Maxim shall use its best efforts to cause the employee to be nominated for and to be elected as a member of the


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         Board of Directors of Maxim.  Throughout the Term hereof, Maxim will vote its shares of the Company in favor of election of a Board of Directors comprised of: (i) a designee of the Chief Executive Officer of Maxim; (ii) the Employee; (iii) Larry M. Miller, provided Mr. Miller is then employed as an executive officer of the Company or of Maxim; and (iv) two other individuals designated: (a) for so long as Mr. Miller is employed as an executive officer of either the Company or of Maxim, by mutual agreement of the Employee and Mr. Miller; or
         (b) if the condition in clause (a) does not apply, by the Employee."

         9. CONTINUED EFFECT. Except as hereby amended, the Employment Agreement shall be unchanged and shall remain in full force and effect. This Amendment shall be effective at the Effective Time, as defined in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereinafter set forth their hands and seals, effective as of the date first above written.

                                  EMPLOYEE

                                  /s/ H. Stan Padgett
                                  -----------------------------------
                                  H. STAN PADGETT

                                  COMPANY
                                  IMAGE INDUSTRIES, INC.

                                  By:/s/ Larry M. Miller
                                     -------------------------------
                                     Signature

                                            Chairman
                                  ----------------------------------
                                  Name and Title

                                  MAXIM
                                  THE MAXIM GROUP, INC.

                                  By:/s/ A.J. Nassar
                                     -------------------------------
                                     Signature

                                            President
                                  ----------------------------------
                                  Name and Title



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